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                                                                   EXHIBIT 10.38


                             EMPLOYMENT AGREEMENT
                             --------------------

     THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of the 2nd day of May, 1996, between Telco Communications Group, Incorporated, a Virginia corporation (the "Company"), and Mark J. Stodter (the "Executive").

                             W I T N E S S E T H:
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     WHEREAS, the Company desires to employ the Executive, and the Executive desires to be employed by the Company, on the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

     1.   EMPLOYMENT.
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          (a)  The Company hereby employs the Executive as Vice President -
Electronic Data Processing and the Executive hereby accepts such employment, on the terms and subject to the conditions hereinafter set forth.

          (b) Executive shall report directly to the Company's Chief Operating Officer unless the Company's President (President) instructs him otherwise, and shall perform such other or further duties consistent with his positions as Vice President - Electronic Data Processing pursuant to the direction of the Chief Operating Officer or the President.

          (c)  Attention and Effort.  The Executive shall be required to devote
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his full business time, attention and effort to the Company's business and affairs and perform diligently such duties as are customarily performed by executives in similar positions with companies similar in character or size to the Company, all subject to the direction of the Chief Operating Officer which duties shall be consistent with his positions as set forth above. The Executive agrees to use all of his skills and business judgment and render services to the best of his ability to serve the interests of the Company. Subject to the terms of Section 6, this shall not preclude Executive from serving on community and civic boards, participating in industry associations, or otherwise engaging in other activities which, in the Company's judgment, do not unreasonably interfere with his duties to the Company.

     2.   TERM AND POSITIONS.  Subject to the provisions for termination
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hereinafter provided, the Term (the "Term") shall begin on the date hereof, shall continue for one year from the date hereof, and shall automatically renew each year until the fifth anniversary hereof unless notice of termination is given by either party hereto at least ninety (90) days prior to the end of each annual term.
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     3.   COMPENSATION.
          ------------

          Throughout the Term the Company shall pay or provide, as the case may be, to the Executive the compensation and other benefits and rights set forth in this Section 3.

          (a) The Company shall pay to the Executive a "Base Salary," payable in accordance with the Company's usual pay practices (and in any event no less frequently than monthly), of a minimum of $76,125.00 per annum, which shall be reviewed annually.

          (b) The Company shall provide the Executive its standard medical hospitalization and dental insurance for Executive, his spouse and eligible family members, subject to and in accordance with the Company's policy, the proportion of the cost thereof to be borne by the Company and the Executive in accordance with such policy.

          (c) The Executive shall participate in all retirement and other benefit plans of the Company generally available from time to time to employees of the Company and for which the Executive qualifies under the terms (and nothing in this Agreement shall, or shall be deemed to, in any way affect the Executive's right and benefits thereunder except as expressly provided herein).

          (d) The Executive shall be entitled to such periods of vacation and sick leave allowance each year as provided under the Company's vacation and sick leave policy for executive officers.

     4.   PERMANENT DISABILITY.
          --------------------

          (a) For purposes of this Agreement, the Executive's "Permanent Disability" shall be deemed to have occurred one day after hundred twenty (120) days in the aggregate during any consecutive twelve (12) month period, or one day after ninety (90) consecutive days, during which one hundred twenty (120) or ninety (90) days, as the case may be, the Executive, by reason of his physical or mental disability or illness, shall have been unable to perform the essential functions under this Agreement with or without reasonable accommodation.

          (b) If either the Company or the Executive, after receipt of notice of the Executive's Permanent Disability from the other, disputes that the Executive's Permanent Disability shall have occurred, the Executive shall promptly submit to a physical examination by the chief of medicine of any major accredited hospital in the metropolitan Washington, D.C. area and, unless such physician shall issue his written statement to the effect that, in his opinion, based on his diagnosis, the Executive is capable of resuming his employment and devoting his full time and

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energy to perform his essential functions hereunder, with or without reasonable accommodation, such Permanent Disability shall be deemed to have occurred on the day above specified.

     5.   TERMINATION.
          -----------

          (A) The Executive's employment under this Agreement and the Term shall be terminated immediately on the death of the Executive and may be terminated by the Company:

               (i) at any time after the Permanent Disability of the Executive;

               (ii) at any time for "Cause" (as defined below) by action of the Board; or

               (iii) at any time without Cause by action of the Board.

          For purposes hereof, Cause shall mean:

               Active participation by the Executive in fraudulent conduct, a felony, or an act or series of acts of dishonesty, recklessnes or gross negligence or the Executive's willful failure to perform any of his duties under this Agreement. The Executive's breach of any provision of this Agreement, which breach had not been cured (if it is of a nature that can be cured) to the President's reasonable satisfaction within ten (10) days after the Company gives written notice thereof to the Executive;

          (B) Upon any termination of this Agreement, the Executive shall be deemed to have resigned from all offices and directorships held by the Executive in the Company.

          (C)  TERMINATION BY DEATH.  If the Executive's employment is
               --------------------
terminated by death, the Executive's estate shall be entitled to receive (i) life insurance benefits pursuant to any life insurance purchased by the Company, and (ii) other benefits, payable within ninety (90) days after the date of death, accrued by him hereunder up to and including the date of Executive's death. In addition, if Executive's employment is terminated by death, any stock options granted to the Executive prior to the date of such termination shall immediately vest and be exercisable by Executive's estate for a period of at least 90 days.

          (D)  TERMINATION FOR CAUSE.  If the Executive's employment is
               ---------------------
terminated by the Company for Cause, the Company shall not have any other or further obligations to the Executive under this Agreement (except (i) as may be provided in accordance with the terms of retirement and other benefit plans pursuant to Section 3(c), (ii) as to that portion of any unpaid Base

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Salary and other benefits accrued and earned under this Agreement through the date of such termination, and (iii) as to benefits, if any, provided by any insurance policies in accordance with their terms), and any stock options that shall not have vested within ninety (90) days following such termination shall terminate. The foregoing sentence shall be in addition to, and not in lieu of, any and all other rights and remedies which may be available to the Company under the circumstances, whether at law or in equity.

          (E)  TERMINATION WITHOUT CAUSE.  If the Executive's employment is
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terminated by the Company without Cause, the Executive shall be entitled to receive (i) severance compensation equal to what would have been his Base Salary under Section 3(a), payable at such times as his Base Salary would have been paid if his employment had not been terminated, for a period of six (6) months from the date of his termination, and (ii) other benefits, payable within ninety
(90) days after the date of such termination, accrued by him hereunder up to and including the date of such termination.

          (F)  TERMINATION FOR PERMANENT DISABILITY.  If the Executive's
               ------------------------------------
employment is terminated by the Company for Permanent Disability, the Executive shall be entitled to receive (i) severance compensation equal to what would have been his Base Salary under Section 3(a) for six (6) months after the date of such termination, payable at such times as his Base Salary would have been paid if his employment had not been terminated, less any disability insurance payments received by the Executive, and (ii) other benefits, payable within ninety (90) days after termination for Permanent Disability, accrued by him hereunder up to and including the date of termination for Permanent Disability.

     6.   COVENANTS AND CONFIDENTIAL INFORMATION.
          --------------------------------------

          (a) The Executive acknowledges the Company's reliance on and expectation of the Executive's continued commitment to performance of his duties and responsibilities during the Term. In light of such reliance and expectation on the part of the Company, during the periods hereafter specified in Section

6(b), the Executive shall not, directly or indirectly, do or suffer either of the following:

               (i) Be employed by any other corporation, partnership, proprietorship, firm, association or other business entity directly or indirectly engaged in the business of local or long distance telephone network services within the United States; or

              (ii) Disclose, divulge, discuss, copy or otherwise use or suffer to be used in any manner, other than in accordance with the Executive's duties hereunder, any confidential or proprietary information relating to the Company's business, prospects, finances, operations, properties or otherwise to its particular business or other trade secrets

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     of the Company, it being acknowledged by the Executive that all such information regarding the business of the Company compiled or obtained by, or furnished to, the Executive while the Executive shall have been employed by or associated with the Company is confidential and/or proprietary information and the Company's exclusive property; provided, however, that the foregoing restrictions shall not apply to the extent that such information:

               (A) is clearly obtainable in the public domain;

               (B) becomes obtainable in the public domain, except by reason of the breach by the Executive of the terms hereof; or

               (C) is required to be disclosed by rule of law or by order of a court or governmental body or agency.

          (b) The applicable period shall be six months for all items described herein.

          (c) The Executive agrees and understands that the remedy at law for any breach by him of this Section 6 will be inadequate and that the damages flowing from such breach are not readily susceptible to being measured in monetary terms. Accordingly, it is acknowledged that the Company shall be entitled to immediate injunctive relief. Nothing in this Section 6 shall be deemed to limit the Company's remedies at law or in equity for any breach by the Executive of any of the provisions of this Section 6 which may be pursued or availed of by the Company.

          (d) THE EXECUTIVE HAS CAREFULLY CONSIDERED THE NATURE AND EXTENT OF THE RESTRICTIONS UPON HIM AND THE RIGHTS AND REMEDIES CONFERRED UPON THE COMPANY UNDER THIS SECTION 6 AND HEREBY ACKNOWLEDGES AND AGREES THAT THE SAME ARE REASONABLE IN TIME AND TERRITORY, ARE DESIGNED TO ELIMINATE COMPETITION WHICH OTHERWISE WOULD BE UNFAIR TO THE COMPANY, DO NOT STIFLE THE INHERENT SKILL AND EXPERIENCE OF THE EXECUTIVE, WOULD NOT OPERATE AS A BAR TO THE EXECUTIVE'S SOLE MEANS OF SUPPORT, ARE FULLY REQUIRED TO PROTECT THE LEGITIMATE INTERESTS OF THE COMPANY AND DO NOT CONFER A BENEFIT UPON THE COMPANY DISPROPORTIONATE TO THE DETRIMENT TO THE EXECUTIVE.

          (e) The Executive acknowledges that the Executive's obligations under this Section 6 shall survive regardless of whether the Executive's employment by the Company is terminated, voluntarily, by the Company or the Executive, with Cause or without Cause.

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     7.   MISCELLANEOUS.
          -------------

          (a) The Executive represents and warrants that he is not a party to any agreement, contract or understanding, whether employment or otherwise, which would restrict or prohibit him from undertaking or performing employment in accordance with the terms and conditions of this Agreement.

          (b) The provisions of this Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions and any partially unenforceable provision to the extent enforceable in any jurisdiction nevertheless shall be binding and enforceable.

          (c) At all times during and after Executive's employment and the effectiveness of this Agreement, the Company shall indemnify (including reasonable attorneys fee) Executive (as a director, officer, employee and otherwise) to the fullest extent permitted by law and shall at all times maintain appropriate provisions in its articles of incorporation and bylaws which mandate that the Company provide such indemnification.

          (d) The rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding on, the Company and its successors and assigns, and the rights and obligations (other than obligations to perform services) of the Executive under this Agreement shall inure to the benefit of, and shall be binding upon, the Executive and his heirs, personal representatives and assigns.

          (e) Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then pertaining in the metropolitan Washington, D.C. area, and judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof. The arbitrator or arbitrators shall be deemed to possess the powers to issue mandatory orders and restraining orders in connection with such arbitration; provided, however, that nothing in this
Section 7(e) shall be construed so as to deny the Company the right and power to seek and obtain injunctive relief in a court of equity for any breach or threatened breach by the Executive of any of his covenants contained in this Agreement.

          (f) All notices and other communications required or permitted under this Agreement shall be writing, and shall be deemed properly given if delivered personally, mailed by registered or certified mail in the United States mail, postage prepaid, return receipt requested, sent by facsimile, or sent by the Express or other nationally recognized express delivery service, as follows:

          If to the Company or the Board:

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          Telco Communications Group, Incorporated
          4219 Lafayette Center Drive
          Chantilly, VA 22021-1209
          Attention: President and Chief Executive Officer
          Fax Number: (703) 803-3430

          With a copy to:

          Swidler & Berlin, Chartered
          3000 K Street, N.W., Suite 300
          Washington, D.C. 20007
          Attn: John J. Klusaritz, Esq.
          Fax Number: (202) 424-7643

          If to the Executive:

          Mark Stodter
          2806 Deer Ridge Drive
          Silver Spring, Maryland 20904

Notice given by hand, certified or registered mail, or by Express Mail, Federal Express or other such express delivery service, shall be effective upon actual receipt. Notice given by facsimile transmission shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. All notices by facsimile transmission shall be confirmed promptly after transmission in writing by certified mail or personal delivery.

     Any party may change any address to which notice is to be given to it by giving notice as provided above of such change of address.

          (g) The failure of either party to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions as to any future violations thereof, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted the parties herein are cumulative and the waiver of any single remedy shall not constitute a waiver of such party's right to assert all other legal remedies available to it under the circumstances.

          (h) This Agreement supersedes all prior agreements and understandings between the parties and may not be modified or terminated orally. No modification or attempted

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waiver shall be valid unless in writing and signed by the party against whom the same is sought to be enforced.

          (i) This Agreement shall be governed by, and construed in accordance with the provisions of, the law of the State of Virginia, without reference to provisions that refer a matter to the law of any other jurisdiction. Each party hereto hereby irrevocably submits itself to the non-exclusive personal jurisdiction of the federal and state courts sitting in Virginia; accordingly, subject to the provisions for arbitration provided in Section 9(d), any justiciable matters involving the Company and the Executive with respect to this Agreement may be adjudicated only in a federal or state court sitting in Virginia.

          (j) All payments required to be made by the Company hereunder to the Executive shall be subject to the withholding of such amounts relating to taxes and other government assessments as the Company may reasonably determine it should withhold pursuant to any applicable law, rule or regulation.

          (k) Captions and section headings used herein are for convenience and are not a part of this Agreement and shall not be used in construing it.

          (l) Where necessary or appropriate to the meaning hereof, the singular and plural shall deemed to include each other, and the masculine, feminine and neuter shall be deemed to include each other.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first set forth above.

                                        TELCO COMMUNICATIONS GROUP,
                                        INCORPORATED, a Virginia corporation

                                   By:   /S/ Donald A. Burns
                                         ---------------------------------------
                                   Name: Donald A. Burns
                                         ---------------------------------------
                                   Title:  President & CEO
                                         ---------------------------------------
                                          /s/ Mark Stodter
                                         ---------------------------------------
                                          Mark Stodter

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